Exhibit 99.1

FOR IMMEDIATE RELEASE

BAXTER REPORTS SECOND-QUARTER 2022 RESULTS

•Second-quarter revenue of $3.75 billion increased 21% on a reported basis, 26% on a constant currency basis and 3% on an operational basis1
•Second-quarter U.S. GAAP earnings per share (EPS) totaled $0.50; Adjusted EPS totaled $0.87
•Baxter now expects full-year 2022 sales growth to advance in the high teens on a reported basis, mid-20s on a constant currency basis and 2% to 3% on an operational basis
•Baxter now expects full-year U.S. GAAP EPS of $1.82 to $1.92 and adjusted EPS of $3.60 to $3.70

DEERFIELD, Ill., JULY 28, 2022 – Baxter International Inc. (NYSE:BAX), a global medtech leader, today reported results for the second quarter of 2022.
“Baxter’s diverse, durable portfolio of essential healthcare products powers our business, even amid unprecedented macroeconomic headwinds,” said José (Joe) E. Almeida, chairman, president and chief executive officer. “While we continue to navigate a dynamic near-term landscape, our recent combination with Hillrom is fueling the next phase of our transformation journey, unlocking new opportunities to advance our lifesaving mission and expand our impact across all sites of care worldwide. Our dedicated employees are focused on driving operational excellence to address today’s challenges head-on while continuing to execute against the long-term strategic vision we shared at our May 2022 Investor Conference.”
Second-Quarter Financial Results
Worldwide sales in the second quarter totaled approximately $3.75 billion, an increase of 21% on a reported basis, 26% on a constant currency basis and 3% on an operational basis.

______________________
1 See tables to the press release for reconciliations of non-GAAP measures used in this press release to the corresponding U.S. GAAP measures.

Operational sales in the quarter exclude the impacts of foreign exchange and the December 2021 acquisition of Hillrom.
Sales in the U.S. totaled $1.76 billion, increasing 47% on a reported basis and 4% operationally. International sales of $1.98 billion increased 4% on a reported basis, 13% at constant currency and 2% operationally.
Among Baxter’s product categories, Advanced Surgery delivered high single-digit growth at constant currency rates, propelled by a continued increase in the number of elective surgical procedures. Medication Delivery and Clinical Nutrition delivered mid-single-digit growth at constant currency rates, and Pharmaceuticals and Renal Care sales advanced low single digits at constant currency rates. Growth in the quarter was partially offset by a mid-single-digit decline in Acute Therapies and BioPharma Solutions at constant currency rates, reflecting a challenging year-over-year comparison resulting from prior year COVID-19 related sales in those businesses.
Front Line Care, Patient Support Systems and Surgical Solutions—which Baxter added as part of its Hillrom acquisition in late 2021—contributed $715 million to second-quarter performance on a reported basis. After adjusting for the impact of foreign exchange, Hillrom sales advanced low single digits in the quarter as compared to the prior year period in 2021 which was prior to Baxter’s acquisition of Hillrom.
Please see the attached schedules accompanying this press release for additional details on sales performance in the quarter, including breakouts by Baxter’s product categories and segments.
For the second quarter, net income attributable to Baxter was $252 million, or $0.50 per diluted share, a decline of 15% on a U.S. GAAP (Generally Accepted Accounting Principles) basis. These results include special items totaling $191 million after tax, which were primarily related to intangible asset amortization and business optimization expenses. On an adjusted basis, net income attributable to Baxter totaled $443 million, or $0.87 per diluted share, a 9% increase for the quarter.
Corporate Responsibility Highlights
Recently Baxter released its 2021 Corporate Responsibility Report, “Making a Meaningful Difference,” which highlights the company’s progress advancing its environmental, social and governance (ESG) objectives in pursuit of its 2030 Corporate Responsibility Goals. These goals are aligned across three pillars: Empower Our Patients; Protect Our Planet; and Champion Our People

and Communities. In addition, the report details Baxter’s approach to responsible practices across the business focusing on Ethics and Compliance; Human Rights; Diversity, Equity and Inclusion; and Privacy and Data Protection.
Along with its Corporate Responsibility Report, Baxter also published its 2021 Sustainability Accounting Standards Board (SASB) Index in line with the Medical Equipment & Supplies Sustainability Accounting Standard. This includes publicly reporting data across multiple SASB Metrics within categories of Affordability & Pricing; Product Safety; Ethical Marketing; Product Design & Lifecycle Management; Supply Chain Management; and Business Ethics.
Baxter continues to be recognized for its commitment to corporate social responsibility and workplace excellence. The company was most recently:
•Recognized by Seramount as a 2022 Top Company for Executive Women as well as a 2022 Best Company for Multicultural Women
•Named to the 2022 “Disability Equality Index (DEI) Best Places to Work for Disability Inclusion” by Disability:IN and the American Association of People with Disabilities (AAPD)
•Named as one of the 3BL Media 100 Best Corporate Citizens of 2022
2022 Financial Outlook
For full-year 2022: Baxter now expects U.S. GAAP earnings of $1.82 to $1.92 per diluted share and adjusted earnings, before special items, of $3.60 to $3.70 per diluted share. The company expects high-teens sales growth on a reported basis, mid-20s sales growth on a constant currency basis and 2% to 3% on an operational basis. Baxter’s updated full-year financial outlook reflects ongoing supply chain challenges causing increased inflationary pressures as well as difficulty in accessing critical components along with the impact of increased prices of diesel fuel impacting freight expenses.
For third-quarter 2022: The company expects high-teens sales growth on a reported basis, mid-20s sales growth on a constant currency basis and low single-digit sales growth on an operational basis. The company expects U.S. GAAP earnings of $0.46 to $0.50 per diluted share and adjusted earnings, before special items, of $0.79 to $0.83 per diluted share.

Second-Quarter 2022 Earnings Conference Call
A webcast of Baxter’s second-quarter 2022 conference call for investors can be accessed live from a link at the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on July 28, 2022. Please see www.baxter.com for more information regarding this and future investor events and webcasts.
About Baxter
Every day, millions of patients, caregivers and healthcare providers rely on Baxter’s leading portfolio of diagnostic, critical care, kidney care, nutrition, hospital and surgical products used across patient homes, hospitals, physician offices and other sites of care. For 90 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers who make it happen. With products, digital health solutions and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on Twitter, LinkedIn and Facebook.
Non-GAAP Financial Measures
This press release and the accompanying tables contain financial measures that are not calculated in accordance with U.S. GAAP. The non-GAAP financial measures include adjusted gross margin, adjusted selling, general and administrative expense, adjusted research and development expense, adjusted other operating income, net, adjusted operating income, adjusted operating margin, adjusted other (income) expense, net, adjusted income before income taxes, adjusted income tax expense, adjusted net income, adjusted net income attributable to Baxter stockholders, and adjusted diluted earnings per share, all of which exclude special items, sales growth on a constant currency and operational basis, and free cash flow. Special items are excluded because they are highly variable or unusual, and of a size that may substantially affect the company’s reported operations for a period. Certain of those items represent estimates based on information reasonably available at the time of the press release. Future events or new information may result in different actual results.
Net sales growth rates are presented on a constant currency basis. These measures provide information on the percentage change in net sales growth assuming that foreign currency exchange rates have not changed between the prior and current periods. Net sales growth rates are also presented on an operational basis. For the quarter and six months ended June 30, 2022, operational sales growth excludes the impact of foreign exchange and the December 2021 acquisition of Hillrom. This measure provides information on the change in net sales growth rates assuming that foreign exchange rates remained constant and excluding the impact of the company’s recent acquisition of Hillrom.
For the quarter and six months ended June 30, 2022 and 2021, special items include intangible asset amortization, business optimization charges, integration expenses, expenses related to European medical devices regulation, a pension curtailment gain, investigation and related costs, product-related items and a tax matter. These items are excluded because they are highly variable or unusual and of a size that may substantially impact the company’s reported operations for a period. Additionally, intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and the company’s Board of Directors assess performance.
Non-GAAP financial measures may enhance an understanding of the company’s operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the reconciliations to corresponding U.S. GAAP financial measures, may enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. Accordingly, management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and, in some cases, for purposes of determining incentive compensation. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with U.S. GAAP.
Forward-Looking Statements
This release includes forward-looking statements concerning the company’s financial results (including the outlook for third-quarter and full-year 2022) and business development and regulatory activities (including the December 2021 acquisition of Hillrom). These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance of risks for new and existing products (including challenges with the company’s ability to accurately predict changing customer preferences (which has led to and may continue to lead to increased inventory levels)); continuity, availability and pricing of acceptable raw materials and component parts (and the company’s ability to pass some or all of these costs on to its customers); inability to create additional production capacity in a timely manner or the occurrence of other manufacturing or supply difficulties (including as a result of a natural disaster, public health crises and epidemics/pandemics, geopolitical crises, regulatory actions or otherwise); product development risks (including any delays in obtaining required regulatory approvals or failures to obtain such approvals); the impact of global economic conditions (including the ongoing war in Ukraine, the related economic sanctions being imposed globally in response to the conflict and potential trade wars and global inflationary pressures) and public health crises and epidemics, such as the ongoing coronavirus (COVID-19) pandemic, on the company and its employees, customers and suppliers, including foreign governments in countries in which the company operates; accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits (including the acquisitions of Cheetah Medical, Seprafilm Adhesion Barrier, specified OUS rights to Caelyx/Doxil, full U.S. and specific OUS rights to Transderm Scop, PerClot, Hillrom and certain rights to Zosyn in the U.S. and Canada); product quality or patient safety concerns; breaches or failures of the company’s information technology systems or products, including by cyberattack, unauthorized access or theft; the adequacy of the company’s cash flows from operations and other sources of liquidity to meet its ongoing cash obligations and fund its investment program; loss of key employees or inability to identify and recruit new employees; future actions of regulatory bodies and other governmental authorities, including FDA, the Department of Justice, the SEC, the New York Attorney General and foreign regulatory agencies, including the continued delay in lifting the warning letter at the company’s Ahmedabad facility; the outcome of pending or future litigation, including the opioid litigation and ethylene oxide litigation or other claims; proposed regulatory changes of the U.S. Department of Health and Human Services in kidney health policy and reimbursement, which may substantially change the U.S. end-stage renal disease market and demand for the company’s peritoneal dialysis products, necessitating significant multiyear capital expenditures, which are difficult to estimate in advance; failures with respect to compliance programs; future actions of third parties, including payers; U.S. healthcare reform and other global austerity measures; pricing, reimbursement, taxation and rebate policies of government agencies and private payers; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; fluctuations in foreign exchange and interest rates; the ability to enforce owned or in-licensed patents or the prevention or restriction of the manufacture, sale or use of products or technology affected by patents of third parties; global, trade and tax policies; any change in laws concerning the taxation of income (including current or future tax reform), including income earned outside the United States and potential taxes associated with the Base Erosion and Anti-Abuse Tax or the Build Back Better framework; actions taken by tax authorities in connection with ongoing tax audits; and other risks identified in Baxter’s most recent filings on Form 10-K and Form 10-Q and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Baxter, Caelyx, Cheetah Medical, Doxil, Hillrom, PerClot and Seprafilm are registered trademarks of Baxter International Inc. or its subsidiaries. Transderm Scop is a registered trademark of Novartis AG. Zosyn is a registered trademark of Pfizer Inc. Any other trademarks or product brands appearing herein are the property of their respective owners.

Media Contact
Eric Tatro, (224) 948-5353
media@baxter.com

Investor Contact
Clare Trachtman, (224) 948-3020

###

BAXTER — PAGE 7
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended June 30, 2022
	2022	2021	Change
NET SALES	$3,746	$3,098	21%
COST OF SALES	2,293	1,865	23%
GROSS MARGIN	1,453	1,233	18%
% of Net Sales	38.8%	39.8%	(1.0 pts)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	976	675	45%
% of Net Sales	26.1%	21.8%	4.3 pts
RESEARCH AND DEVELOPMENT EXPENSES	148	139	6%
% of Net Sales	4.0%	4.5%	(0.5 pts)
OTHER OPERATING INCOME, NET	(11)	(5)	120%
OPERATING INCOME	340	424	(20)%
% of Net Sales	9.1%	13.7%	(4.6 pts)
INTEREST EXPENSE, NET	89	34	162%
OTHER (INCOME) EXPENSE, NET	(44)	(2)	NM
INCOME BEFORE INCOME TAXES	295	392	(25)%
INCOME TAX EXPENSE	40	91	(56)%
% of Income Before Income Taxes	13.6%	23.2%	(9.6 pts)
NET INCOME	255	301	(15)%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	3	3	0%
NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$252	$298	(15)%

EARNINGS PER SHARE
Basic	$0.50	$0.59	(15)%
Diluted	$0.50	$0.59	(15)%

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	504	503
Diluted	508	509

ADJUSTED OPERATING INCOME (excluding special items)¹	$605	$533	14%
ADJUSTED INCOME BEFORE INCOME TAXES (excluding special items)¹	$549	$501	10%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$443	$409	8%
ADJUSTED DILUTED EPS (excluding special items)¹	$0.87	$0.80	9%
1    Refer to page 8 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 8
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)

The company’s U.S. GAAP results for the three months ended June 30, 2022 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Other Operating Income, Net	Operating Income	Other (Income) Expense, Net	Income Before Income Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$1,453	$976	$(11)	$340	$(44)	$295	$40	$255	$252	$0.50
Reported percent of net sales (or percent of income before income taxes for income tax expense)	38.8%	26.1%	(0.3)%	9.1%	(1.2)%	7.9%	13.6%	6.8%	6.7%
Intangible asset amortization[1]	112	(81)	—	193	—	193	47	146	146	0.29
Business optimization items[2]	6	(36)	—	42	—	42	11	31	31	0.06
Acquisition and integration expenses[3]	9	(20)	11	18	—	18	4	14	14	0.03
European medical devices regulation[4]	12	—	—	12	—	12	3	9	9	0.02
Pension curtailment[5]	—	—	—	—	11	(11)	(2)	(9)	(9)	(0.02)
Adjusted	$1,592	$839	$—	$605	$(33)	$549	$103	$446	$443	$0.87
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	42.5%	22.4%	0.0%	16.2%	(0.9)%	14.7%	18.8%	11.9%	11.8%

The company’s U.S. GAAP results for the three months ended June 30, 2021 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Other Operating Income, Net	Operating Income	Income Before Income Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$1,233	$675	$(5)	$424	$392	$91	$301	$298	$0.59
Reported percent of net sales (or percent of income before income taxes for income tax expense)	39.8%	21.8%	(0.2)%	13.7%	12.7%	23.2%	9.7%	9.6%
Intangible asset amortization[1]	67	—	—	67	67	14	53	53	0.10
Business optimization items[2]	10	(8)	—	18	18	3	15	15	0.03
Acquisition and integration expenses[3]	—	(1)	5	(4)	(4)	(1)	(3)	(3)	(0.01)
European medical devices regulation[4]	11	—	—	11	11	3	8	8	0.02
Investigation and related costs[6]	—	(17)	—	17	17	1	16	16	0.03
Tax matter[7]	—	—	—	—	—	(22)	22	22	0.04
Adjusted	$1,321	$649	$—	$533	$501	$89	$412	$409	$0.80
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	42.6%	20.9%	0.0%	17.2%	16.2%	17.8%	13.3%	13.2%
1The company’s results in 2022 and 2021 included intangible asset amortization expense of $193 million ($146 million, or $0.29 per diluted share, on an after-tax basis) and $67 million ($53 million, or $0.10 per diluted share, on an after-tax basis), respectively.
2The company’s results in 2022 and 2021 included charges of $42 million ($31 million, or $0.06 per diluted share, on an after-tax basis) and $18 million ($15 million, or $0.03 per diluted share, on an after-tax basis), respectively, associated with its programs to optimize its organization and cost structure on a global basis. In 2022, restructuring charges include actions taken in connection with our integration of Hill-Rom Holdings, Inc. (Hillrom), which we acquired in December 2021.
3The company’s results in 2022 included $18 million ($14 million, or $0.03 per diluted share, on an after-tax basis) of acquisition and integration-related expenses. That amount includes $29 million of costs related to our acquisition of Hillrom, partially offset by an $11 million benefit from a change in the estimated fair value of contingent consideration liabilities. The company’s results in 2021 included $4 million ($3 million, or $0.01 per diluted share, on an after-tax basis) of benefits from the change in fair value of contingent consideration liabilities that was partially offset by integration expenses related to the acquisition of the rights to Caelyx and Doxil for specified territories outside of the U.S.
4The company’s results in 2022 and 2021 included costs of $12 million ($9 million, or $0.02 per diluted share, on an after-tax basis) and $11 million ($8 million, or $0.02 per diluted share, on an after-tax basis) related to updating its quality systems and product labeling to comply with the new medical device reporting regulation and other requirements of the European Union’s regulations for medical devices that became effective in stages beginning in 2021.
5The company's results in 2022 included a curtailment gain of $11 million ($9 million, or $0.02 per diluted share, on an after-tax basis) related to a curtailment gain on an announced change for active non-bargaining participants in our U.S. Hillrom pension plan.
6The company’s results in 2021 included costs of $17 million ($16 million, or $0.03 per diluted share, on an after-tax basis) for investigation and related costs from matters associated with the company’s investigation of foreign exchange gains and losses.
7The company’s results in 2021 included a charge of $22 million, or $0.04 per diluted share, related to an unfavorable court ruling for an uncertain tax position.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 9
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
(unaudited)
(in millions, except per share and percentage data)

	Six Months Ended June 30,
	2022	2021	Change
NET SALES	$7,453	$6,044	23%
COST OF SALES	4,652	3,666	27%
GROSS MARGIN	2,801	2,378	18%
% of Net Sales	37.6%	39.3%	(1.7 pts)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,028	1,302	56%
% of Net Sales	27.2%	21.5%	5.7 pts
RESEARCH AND DEVELOPMENT EXPENSES	298	267	12%
% of Net Sales	4.0%	4.4%	(0.4 pts)
OTHER OPERATING INCOME, NET	(28)	(5)	NM
OPERATING INCOME	503	814	(38)%
% of Net Sales	6.7%	13.5%	(6.8 pts)
INTEREST EXPENSE, NET	174	68	156%
OTHER (INCOME) EXPENSE, NET	(60)	3	NM
INCOME BEFORE INCOME TAXES	389	743	(48)%
INCOME TAX EXPENSE	61	142	(57)%
% of Income Before Income Taxes	15.7%	19.1%	(3.4 pts)
NET INCOME	328	601	(45)%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	5	5	0%
NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$323	$596	(46)%

EARNINGS PER SHARE
Basic	$0.64	$1.18	(46)%
Diluted	$0.64	$1.17	(45)%

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	503	504
Diluted	508	510

ADJUSTED OPERATING INCOME (excluding special items)¹	$1,271	$1,034	23%
ADJUSTED INCOME BEFORE INCOME TAXES (excluding special items)¹	$1,146	$963	19%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$914	$795	15%
ADJUSTED DILUTED EPS (excluding special items)¹	$1.80	$1.56	15%
1    Refer to page 10 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 10
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)

The company’s U.S. GAAP results for the six months ended June 30, 2022 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Other (Income) Expense, Net	Income Before Income Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$2,801	$2,028	$298	$(28)	$503	$(60)	$389	$61	$328	$323	$0.64
Reported percent of net sales (or percent of income before income taxes for income tax expense)	37.6%	27.2%	4.0%	(0.4)%	6.7%	(0.8)%	5.2%	15.7%	4.4%	4.3%
Intangible asset amortization[1]	234	(176)	—	—	410	—	410	95	315	315	0.62
Business optimization items[2]	8	(114)	(1)	—	123	—	123	31	92	92	0.18
Acquisition and integration expenses[3]	173	(44)	—	28	189	—	189	34	155	155	0.31
European medical devices regulation[4]	23	—	—	—	23	—	23	5	18	18	0.04
Product-related items[5]	23	—	—	—	23	—	23	3	20	20	0.04
Pension curtailment[6]	—	—	—	—	—	11	(11)	(2)	(9)	(9)	(0.02)
Adjusted	$3,262	$1,694	$297	$—	$1,271	$(49)	$1,146	$227	$919	$914	$1.80
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	43.8%	22.7%	4.0%	0.0%	17.1%	(0.7)%	15.4%	19.8%	12.3%	12.3%

The company’s U.S. GAAP results for the six months ended June 30, 2021 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Other Operating Income, Net	Operating Income	Income Before Income Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$2,378	$1,302	$(5)	$814	$743	$142	$601	$596	$1.17
Reported percent of net sales (or percent of income before income taxes for income tax expense)	39.3%	21.5%	(0.1)%	13.5%	12.3%	19.1%	9.9%	9.9%
Intangible asset amortization[1]	131	—	—	131	131	26	105	105	0.21
Business optimization items[2]	31	(14)	—	45	45	10	35	35	0.07
Acquisition and integration expenses[3]	—	(2)	5	(3)	(3)	(1)	(2)	(2)	0.00
European medical devices regulation[4]	19	—	—	19	19	5	14	14	0.03
Investigation and related costs[7]	—	(28)	—	28	28	3	25	25	0.05
Tax matter[8]	—	—	—	—	—	(22)	22	22	0.04
Adjusted	$2,559	$1,258	$—	$1,034	$963	$163	$800	$795	$1.56
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	42.3%	20.8%	0.0%	17.1%	15.9%	16.9%	13.2%	13.2%
1The company’s results in 2022 and 2021 included intangible asset amortization expense of $410 million ($315 million, or $0.62 per diluted share, on an after-tax basis) and $131 million ($105 million, or $0.21 per diluted share, on an after-tax basis), respectively.
2The company’s results in 2022 and 2021 included charges of $123 million ($92 million, or $0.18 per diluted share, on an after-tax basis) and $45 million ($35 million, or $0.07 per diluted share, on an after-tax basis), respectively, associated with its programs to optimize its organization and cost structure on a global basis. In 2022, restructuring charges include actions taken in connection with our integration of Hill-Rom Holdings, Inc. (Hillrom), which we acquired in December 2021.
3The company’s results in 2022 included $189 million ($155 million, or $0.31 per diluted share, on an after-tax basis) of acquisition and integration-related expenses. That amount includes $217 million of costs related to our acquisition of Hillrom, including $159 million of incremental costs of sales from the fair value step-ups on acquired Hillrom inventory that was sold in the first quarter. The acquisition and integration-related expenses related to Hillrom were partially offset by $28 million of benefits from changes in the estimated fair value of contingent consideration liabilities. The company's results in 2021 included $3 million ($2 million, or $0.00 per diluted share, on an after-tax basis) of benefits from a change in fair value of contingent consideration liabilities that was partially offset by integration expenses related to the company's acquisitions of Caelyx and Doxil for specified territories outside of the U.S.
4The company’s results in 2022 and 2021 included costs of $23 million ($18 million, or $0.04 per diluted share, on an after-tax basis) and $19 million ($14 million, or $0.03 per diluted share, on an after-tax basis) related to updating its quality systems and product labeling to comply with the new medical device reporting regulation and other requirements of the European Union’s regulations for medical devices that become effective in stages beginning in 2021.
5The company's results in 2022 included charges of $23 million ($20 million, or $0.04 per diluted share, on an after-tax basis) related to warranty and remediation activities from two field corrective actions on certain of our infusion pumps.
6The company's results in 2022 included a curtailment gain of $11 million ($9 million, or $0.02 per diluted share, on an after-tax basis) related to a curtailment gain on an announced change for active non-bargaining participants in our U.S. Hillrom pension plan.
7The company’s results in 2021 included costs of $28 million ($25 million, or $0.05 per diluted share, on an after-tax basis) for investigation and related costs from matters associated with the company’s investigation of foreign exchange gains and losses.
8The company's results in 2021 included a charge of $22 million, or $0.04 per diluted share, related to an unfavorable court ruling for an uncertain tax position.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Sales by Operating Segment
(unaudited)
($ in millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	% Growth @ Actual Rates	% Growth @ Constant Rates	2022	2021	% Growth @ Actual Rates	% Growth @ Constant Rates
Americas	$1,646	$1,624	1%	2%	$3,272	$3,184	3%	4%
EMEA	738	783	(6)%	6%	1,437	1,521	(6)%	4%
APAC	647	691	(6)%	1%	1,274	1,339	(5)%	1%
Hillrom	715	—	N/A	N/A	1,470	—	N/A	N/A
Total Baxter	$3,746	$3,098	21%	26%	$7,453	$6,044	23%	27%
Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Sales by Product Category
(unaudited)
($ in millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	% Growth @ Actual Rates	% Growth @ Constant Rates	2022	2021	% Growth @ Actual Rates	% Growth @ Constant Rates
Renal Care ¹	$931	$964	(3)%	2%	$1,825	$1,886	(3)%	1%
Medication Delivery ²	710	697	2%	4%	1,416	1,349	5%	7%
Pharmaceuticals ³	528	546	(3)%	3%	1,049	1,098	(4)%	1%
Clinical Nutrition [4]	230	237	(3)%	4%	457	471	(3)%	3%
Advanced Surgery [5]	263	256	3%	8%	491	473	4%	8%
Acute Therapies [6]	173	188	(8)%	(4)%	361	395	(9)%	(6)%
BioPharma Solutions [7]	163	183	(11)%	(5)%	319	318	0%	6%
Patient Support Systems [8]	364	—	N/A	N/A	747	—	N/A	N/A
Front Line Care [9]	282	—	N/A	N/A	576	—	N/A	N/A
Surgical Solutions [10]	69	—	N/A	N/A	147	—	N/A	N/A
Other [11]	33	27	22%	26%	65	54	20%	22%
Total Baxter	$3,746	$3,098	21%	26%	$7,453	$6,044	23%	27%
1Includes sales of the company’s peritoneal dialysis (PD), hemodialysis (HD) and additional dialysis therapies and services.
2Includes sales of the company’s intravenous (IV) therapies, infusion pumps, administration sets and drug reconstitution devices.
3Includes sales of the company’s premixed and oncology drug platforms, inhaled anesthesia and critical care products and pharmacy compounding services.
4Includes sales of the company’s parenteral nutrition (PN) therapies and related products.
5Includes sales of the company’s biological products and medical devices used in surgical procedures for hemostasis, tissue sealing and adhesion prevention.
6Includes sales of the company’s continuous renal replacement therapies (CRRT) and other organ support therapies focused in the intensive care unit (ICU).
7Includes sales of contracted services the company provides to various pharmaceutical and biopharmaceutical companies.
8Includes sales of the company's connected care solutions: devices, software, communications and integration technologies.
9Includes sales of the company's integrated patient monitoring and diagnostic technologies to help diagnose, treat and manage a wide variety of illness and diseases, including respiratory therapy, cardiology, vision screening and physical assessment.
10Includes sales of the company's surgical video technologies, tables, lights, pendants, precision positioning devices and other accessories.
11Includes sales of other miscellaneous product and service offerings.
Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Product Category Sales by U.S. and International
(unaudited)
($ in millions)

	Three Months Ended June 30,
	2022			2021			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Renal Care	$225	$706	$931	$217	$747	$964	4%	(5)%	(3)%
Medication Delivery	459	251	710	444	253	697	3%	(1)%	2%
Pharmaceuticals	164	364	528	162	384	546	1%	(5)%	(3)%
Clinical Nutrition	90	140	230	84	153	237	7%	(8)%	(3)%
Advanced Surgery	151	112	263	144	112	256	5%	0%	3%
Acute Therapies	58	115	173	61	127	188	(5)%	(9)%	(8)%
BioPharma Solutions	75	88	163	65	118	183	15%	(25)%	(11)%
Patient Support Systems	284	80	364	—	—	—	N/A	N/A	N/A
Front Line Care	202	80	282	—	—	—	N/A	N/A	N/A
Surgical Solutions	36	33	69	—	—	—	N/A	N/A	N/A
Other	20	13	33	21	6	27	(5)%	117%	22%
Total Baxter	$1,764	$1,982	$3,746	$1,198	$1,900	$3,098	47%	4%	21%

BAXTER — PAGE 14
BAXTER INTERNATIONAL INC.
Product Category Sales by U.S. and International
(unaudited)
($ in millions)

	Six Months Ended June 30,
	2022			2021			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Renal Care	$450	$1,375	$1,825	$433	$1,453	$1,886	4%	(5)%	(3)%
Medication Delivery	931	485	1,416	855	494	1,349	9%	(2)%	5%
Pharmaceuticals	321	728	1,049	362	736	1,098	(11)%	(1)%	(4)%
Clinical Nutrition	174	283	457	167	304	471	4%	(7)%	(3)%
Advanced Surgery	287	204	491	270	203	473	6%	0%	4%
Acute Therapies	126	235	361	142	253	395	(11)%	(7)%	(9)%
BioPharma Solutions	127	192	319	109	209	318	17%	(8)%	0%
Patient Support Systems	579	168	747	—	—	—	N/A	N/A	N/A
Front Line Care	409	167	576	—	—	—	N/A	N/A	N/A
Surgical Solutions	73	74	147	—	—	—	N/A	N/A	N/A
Other	44	21	65	40	14	54	10%	50%	20%
Total Baxter	$3,521	$3,932	$7,453	$2,378	$3,666	$6,044	48%	7%	23%

BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Operating Cash Flow to Free Cash Flow
(unaudited)
($ in millions)

	Six Months Ended June 30,
	2022	2021
Cash flows from operations – continuing operations	$482	$854
Cash flows from investing activities	(491)	(726)
Cash flows from financing activities	(1,017)	(707)

Cash flows from operations - continuing operations	$482	$854
Capital expenditures	(311)	(329)
Free cash flow - continuing operations	$171	$525
Free cash flow is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 16
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Operational Sales Growth
From The Three Months Ended June 30, 2021 to The Three Months Ended June 30, 2022
(unaudited)

	Net Sales Growth As Reported	Hillrom	FX	Operational Sales Growth*
Renal Care	(3)%	0%	5%	2%
Medication Delivery	2%	0%	2%	4%
Pharmaceuticals	(3)%	0%	6%	3%
Clinical Nutrition	(3)%	0%	7%	4%
Advanced Surgery	3%	0%	5%	8%
Acute Therapies	(8)%	0%	4%	(4)%
BioPharma Solutions	(11)%	0%	6%	(5)%
Patient Support Systems	N/A	N/A	N/A	N/A
Front Line Care	N/A	N/A	N/A	N/A
Surgical Solutions	N/A	N/A	N/A	N/A
Other	22%	0%	4%	26%
Total Baxter	21%	(23)%	5%	3%

U.S.	47%	(44)%	0%	4%
International	4%	(10)%	9%	2%
*Totals may not add across due to rounding
Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 17
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Operational Sales Growth
From The Six Months Ended June 30, 2021 to The Six Months Ended June 30, 2022
(unaudited)

	Net Sales Growth As Reported	Hillrom	FX	Operational Sales Growth*
Renal Care	(3)%	0%	4%	1%
Medication Delivery	5%	0%	2%	7%
Pharmaceuticals	(4)%	0%	5%	1%
Clinical Nutrition	(3)%	0%	6%	3%
Advanced Surgery	4%	0%	4%	8%
Acute Therapies	(9)%	0%	3%	(6)%
BioPharma Solutions	0%	0%	6%	6%
Patient Support Systems	N/A	N/A	N/A	N/A
Front Line Care	N/A	N/A	N/A	N/A
Surgical Solutions	N/A	N/A	N/A	N/A
Other	20%	0%	2%	22%
Total Baxter	23%	(24)%	4%	3%

U.S.	48%	(45)%	0%	3%
International	7%	(11)%	7%	3%
*Totals may not add across due to rounding
Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 18
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measures
Projected Third Quarter and Full Year 2022 U.S. GAAP Sales Growth to Projected Operational Sales Growth, and Projected Third Quarter and Full Year 2022 U.S. GAAP Earnings Per Share to Projected Adjusted Earnings Per Share
(unaudited)

Sales Growth Guidance	Q3 2022*	FY 2022*
Sales Growth - U.S. GAAP	High Teens	High Teens
Hillrom	(23)%	(21)%
Foreign exchange	7.5%	5.5%
Sales Growth - Operational	Low Single Digit	2% - 3%
*Totals may not foot due to rounding

Earnings Per Share Guidance	Q3 2022*	FY 2022*
Earnings per Diluted Share - U.S. GAAP	$0.46 - $0.50	$1.82 - $1.92
Estimated intangible asset amortization	$0.25	$1.11
Estimated business optimization charges	$0.02	$0.22
Estimated acquisition and integration expenses	$0.04	$0.36
Estimated product-related items	$0.00	$0.04
Estimated European medical devices regulation	$0.02	$0.07
Estimated pension curtailment	$0.00	$(0.02)
Earnings per Diluted Share - Adjusted	$0.79- $0.83	$3.60 - $3.70
*Totals may not foot due to rounding

The company’s outlook for U.S. GAAP earnings per share only includes the impact of special items that are known or expected as of the date of this release. Accordingly, actual U.S. GAAP earnings per share for the third quarter and full year of 2022 may differ significantly from those amounts. For example, the company’s outlook does not reflect the potential impact of future business or asset acquisitions or dispositions, intangible asset impairments, restructuring actions, developments related to gain or loss contingencies, or unusual or infrequently occurring items that may occur during the remainder of 2022.